UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2011
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders on September 15, 2011 (the “Annual Meeting”) of Cinedigm Digital Cinema Corp. (the “Company”), the stockholders of the Company voted to approve two proposals.  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to our Board of Directors.  Details of the voting are provided below:

Proposal 1:

To elect nine (9) members of the Company’s Board of Directors to serve until the 2012 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Withheld	Broker Non-Votes
Christopher J. McGurk	16,444,118	116,139	13,561,315
Adam M. Mizel	16,330,057	230,200	13,561,315
Gary S. Loffredo	16,407,204	153,053	13,561,315
Peter C. Brown	16,407,152	153,105	13,561,315
Wayne L. Clevenger	16,408,332	151,925	13,561,315
Matthew W. Finlay	16,408,472	151,785	13,561,315
Edward A. Gilhuly	16,263,602	296,655	13,561,315
Martin B. O’Connor, II	16,324,402	235,855	13,561,315
Laura Nisonger Sims	16,324,202	236,055	13,561,315

Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
To ratify the appointment of EisnerAmper LLP (formally Eisner LLP) as our independent auditors for the fiscal year ending March 31, 2012.	29,157,284	963,288	1,000	--

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    September 19, 2011

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	SVP, Business Affairs & General Counsel